Exhibit 99.1
Energy Vault Reports Second Quarter 2022 Earnings Results

•Second quarter 2022 revenue of $1.0 million, driven by construction support services for the 100 megawatt hour (MWh) project in Rudong, China
•Revenue for the first half of 2022 totaled $43.9 million, driven by a portion of the $50 million licensing and royalty agreement with Atlas Renewable received in the first quarter of 2022
•GAAP loss from operations of $(22.0) million
•GAAP net loss of $(6.2) million
•Adjusted EBITDA of $(14.2) million
•Cash and cash equivalents of $299.1 million as of June 30, 2022, vs. $303.5 million as of March 31, 2022
•Redeemed all outstanding, unexercised public warrants, streamlining the capital structure.
•Continued progress on commercial and construction activities for our gravity-based solutions including:
◦In the U.S., launched site mobilization activities for the first U.S based EVx system with Enel Green Power in Snyder, Texas
◦In Australia, commenced the initial site planning with Ark Energy for our EVx system representing multiple gigawatt hours (GWhs) of storage in Queensland
◦In China, progressed construction and civil works for the first 100 MWh EVx system near Shanghai with Atlas Renewables and China Tianyang
•Announcing the first Energy Vault Solutions projects of approximately 1 GWh integrating battery-energy storage systems leveraging the newly developed Energy Management Software platform
◦Awarded 275 MWh project with Wellhead Electric and W Power in Orange County, Southern California
◦Awarded projects with a leading independent power producer for energy storage projects in Texas and California totaling 220 MWh
◦Awarded 440 MWh project with a large western U.S. public utility

LUGANO, Switzerland & WESTLAKE VILLAGE, Calif., August 8, 2022 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the second quarter ended June 30, 2022.
Robert Piconi, Chairman, Co-Founder and CEO of Energy Vault, stated, “Strong progress was made during the quarter as evidenced by the announcements today across our gravity EVx and Energy Vault Solutions portfolio as our team continues to execute well on scaling up the business focused on the U.S, Australia and China. I am particularly pleased with the feedback from our customers in choosing Energy Vault as their energy storage partner for both short and long duration storage solutions. The rapid development of our new hardware-agnostic Energy Management Software platform underpinning approximately 1 GWh of new project awards announced today is a tremendous differentiator in the market.”
Mr. Piconi continued “Execution on our 2022 regional priorities for first deployments remains strong with tremendous momentum being built going into the second half of the year. This positions us well to execute on our 2023 revenue plan, backed by a strong cash position to support our growth plans and no debt on the balance sheet.”

Second Quarter 2022 and Recent Business Highlights:
Large scale gravity-energy storage projects utilizing our EVx system continues multi-continent progress:
•Ark Energy, the Australian subsidiary of Korea Zinc Co. Ltd (largest zinc, lead, and silver producer worldwide and investor in Energy Vault) is working with Energy Vault on the initial planning of multi-GWh for long and short duration energy storage projects, supporting its sister company Sun Metals Corporation in Queensland, Australia given their goal of being powered 80% by renewable energy by 2030. In November 2020, Sun Metals joined RE100 and plans to become one of the first refineries in the world to produce green zinc. In May 2022, Ark Energy completed its friendly acquisition of Epuron Holdings in Australia and now has a portfolio of approximately 9GW of future wind and solar projects to support its strategy to become one of the largest producers of green hydrogen.
•Announced with Atlas Renewable and China Tianying the start of construction for the world’s first EVx utility-scale gravity-based storage solution in March 2022, for a 25 megawatt, 100 MWh system that will be integrated into China's national energy grid. All permitting, site activities and initial civil works have progressed well with all 1,200 foundation pilings completed. Foundation, fixed frame and power electronics are all now underway, in parallel with composite brick making. We expect mechanical completion and the beginning of system commissioning in the fourth quarter of 2022.
•First 100 MWh project in China progressing in line with plan despite Shanghai lockdowns.
◦Energy Vault will directly support on-site the 100 MWh project in the fourth quarter of 2022 and into next year with final power electronics, motor installation and commissioning, final system mechanical completion and final system and software commissioning to full operation.
◦Energy Vault is expected to support new projects in Rudong (and/or other cities) of similar size and capacity developed by Atlas Jiangsu and China Tianying in support of Energy Investment Professional Committee (EIPC).
•Received a limited notice to proceed with the Enel Green Power project which continues to be on track for groundbreaking of the first US-based gravity system in Snyder, Texas in the fall of 2022.
•Energy Vault and DG Fuels more than doubled the size and increased the scope of initial energy storage project to support the production of green hydrogen for sustainable aviation fuel. The first project site in Louisiana upsized and expanded to a potential of 1.2 GWh, which reflects a capacity increase versus previous scope of 500 MWh for behind-the-meter green hydrogen production. This adds up to $217 million of potential project revenue to the previously announced revenue opportunity of $520 million over all three projects for a total of up to $737 million.
•Signed Memorandum of Understanding (MOU) for gravity-based energy storage technology with NTPC, India’s largest power generating utility, to support their clean energy transition. The objective of the MOU is to collaborate and formalize a long-term strategic partnership for deployment of Energy Vault’s EVx gravity-based energy storage technology and energy management software solutions based on the outcome of a joint feasibility study. NTPC noted their interest in the technology’s attributes regarding the beneficial utilization of coal ash for manufacturing of composite blocks for Energy Vault’s gravity-based energy storage system given their large installed base of coal producing power plants.
Announcing first utility-scale battery energy storage projects utilizing the new Energy Vault Solutions (EVS) software platform:
•Energy Vault Solutions (EVS) projects. The systems will be based on our proprietary integration platform and energy management software. The EVS platform, which was introduced in the fourth quarter of 2021, leverages the most advanced software architecture and optimization algorithms, and enables the integration and orchestration of multiple energy generation and storage assets for a multitude of use cases.
•Awarded project with Wellhead Electric and W Power for 275 MWh energy storage project in Southern California. Energy Vault has been awarded a project to deploy a 68.8 megawatt (275 MWh) battery energy storage system at Wellhead’s Energy Reliability Center in Stanton, California to provide enhanced resources and improved grid reliability in the Southern California Edison territory. The Stanton

ESS will be one of the largest energy storage systems in southern California and will be based on EVS’s proprietary system design and EVS’s Energy Management Software for optimal economic dispatching. This award reflects successful execution on EVS’s technology-agnostic strategy, to provide customers with the most flexible and cost-effective energy storage solutions. The project is expected to be completed during the second half of 2023.
•Energy Vault awarded energy storage projects totaling 220 MWh in Texas and California with a leading independent power producer. Energy Vault will deploy a battery energy storage system in Texas to provide energy and ancillary services to the ERCOT energy-only market and a battery energy storage system in California to provide similar services through participation in the CAISO Resource Adequacy program. The storage systems will be based on EVS’s proprietary integration system design and EVS’ Energy Management Software for optimal economic dispatching. The projects are expected to be completed during the second half of 2023.
•Awarded a 440 MWh battery energy storage system with a large western U.S. utility. Energy Vault announced today that it was recently awarded a 440 MWh battery energy storage system project with a large western public utility with commercial operation expected in the second half of 2023.
Other recent updates:
•Energy Vault announced key executive appointments during the quarter, with the hiring of the interim Chief Financial Officer, Chief Legal Officer and SVP of Corporate Development while scaling the talent base across the organization by 42% since March 31, 2022.
•In addition, the Board implemented extended lock-up agreements for 100% of the executive officers who held equity awards that vested on an accelerated basis upon the closing of Energy Vault’s business combination in February 2022, impacting equity awards underlying a number of shares equal to ~5% of the shares outstanding as of June 30, 2022, including 4.9 million shares awarded to CEO Robert Piconi that could be subject to a lockup up to 2025.
Outlook:
•Energy Vault currently expects full year 2022 revenue in the range of $75 million to $100 million reflecting ramp up of gravity projects in China and newly awarded EVS projects starting in Q4 2022. Energy Vault also currently expects full year 2022 Adjusted EBITDA in the range of $(10.0) million to $3.0 million.
•Given the shift of 2022 revenue timing and the recently awarded projects with 2023 contractual COD’s, Energy Vault currently expects to have two-year aggregate revenue of approximately $680 million for 2022 and 2023.
Conference Call Information
Energy Vault will host a conference call today at 8:00 AM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed https://www.energyvault.com/. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call.
A telephonic replay will be available shortly after the conclusion of the call and until, August 22, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13729269. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our future expansion, deployments, capabilities, capital resources and future financial performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: risks related to the rollout of Energy Vault’s business and the timing of expected business milestones, including with respect to the projects described herein, developments and changes in the general market, the continuing impact of COVID-19, political, economic, and business conditions, our limited operating history as a public company, whether MOUs or similar arrangements and other strategic investments will result in future revenues, the impact of any delays in projects for which we expect to receive revenue in 2022 or 2023, delays in construction or delivery of materials for projects, sufficiency of cash to support the company’s expansion plans, the fact that the company has no committed revenue for future periods and risks affecting our partnerships and customers. Additional risks and uncertainties that could affect our financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2022, which is available on our website at investors.energyvault.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$299,063	$105,125
Accounts receivable	5,559	—
Contract assets	22,500	—
Prepaid expenses and other current assets	4,277	5,538
Total current assets	331,399	110,663
Property and equipment, net	9,319	11,868
Right-of-Use assets, net	1,106	1,238
Other assets	3,696	1,525
Total Assets	$345,520	$125,294
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$2,164	$1,979
Accrued expenses	1,707	4,704
Deferred revenue, current portion	3,033	—
Long-term finance leases, current portion	44	48
Long-term operating leases, current portion	582	612
Total current liabilities	7,530	7,343
Deferred pension obligation	163	734
Asset retirement obligation	968	978
Deferred revenue, long-term portion	8,196	1,500
Long-term finance leases	15	34
Long-term operating leases	563	662
Warrant liability	21,499	—
Total liabilities	38,934	11,251
Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 85,739 shares authorized, 85,739 shares issued and outstanding at December 31, 2021; liquidation preference of $171,348	—	182,709
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 134,441 shares issued, and 134,441 outstanding at June 30, 2022; 120,568 shares authorized, 20,432 shares issued, and 20,432 outstanding at December 31, 2021	13	—
Additional paid-in capital	402,004	713
Accumulated deficit	(95,223)	(68,966)
Accumulated other comprehensive loss	(208)	(413)
Total stockholders’ equity (deficit)	306,586	(68,666)
Total Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)	$345,520	$125,294

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$977	$—	$43,861	$—
Operating expenses:
Cost of revenue	571	—	571	—
Sales and marketing	1,949	189	4,529	274
Research and development	9,763	2,202	19,424	3,223
General and administrative	10,668	3,006	20,474	4,861
Inventory write-down	—	2,744	—	2,744
Loss from operations	(21,974)	(8,141)	(1,137)	(11,102)
Other income (expense)
Change in fair value of derivative	—	24,102	—	—
Interest expense	—	(3)	(1)	(7)
Change in fair value of warrant liability	15,592	—	(4,645)	—
Transaction costs	—	—	(20,586)	—
Other income (expense), net	249	611	285	(1,317)
Income (loss) before income taxes	(6,133)	16,569	(26,084)	(12,426)
Provision for income taxes	45	—	173	—
Net income (loss)	$(6,178)	$16,569	$(26,257)	$(12,426)

Net income (loss) per share — basic
Common stock	$(0.05)	$0.18	$(0.24)	$(1.10)
Convertible preferred stock	—	$0.20	—	—
Net income (loss) per share — diluted
Common stock	$(0.05)	0.16	$(0.24)	$(1.10)
Convertible preferred stock	—	0.20	—	—

Weighted average shares of outstanding — basic
Common stock	133,777	11,792	107,509	11,329
Convertible preferred stock	—	70,880	—	—
Weighted average shares of outstanding — diluted
Common stock	133,777	13,426	107,509	11,329
Convertible preferred stock	—	70,880	—	—

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$282	$(332)	$560	$899
Foreign currency translation gain (loss)	(261)	47	(355)	232
Total other comprehensive income (loss)	21	(285)	205	1,131
Total comprehensive income (loss)	$(6,157)	$16,284	$(26,052)	$(11,295)

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows From Operating Activities
Net income (loss)	$(26,257)	$(12,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,404	447
Non-cash lease expense	349	299
Non-cash interest income	(109)	—
Stock based compensation	15,863	250
Change in fair value of derivative	—	—
Change in fair value of warrant liability	4,645	—
Change in pension obligation	15	35
Asset retirement obligation accretion expense	37	—
Foreign exchange gains and losses	33	—
Change in operating assets	(30,504)	348
Change in operating liabilities	6,670	(1,084)
Net cash used in operating activities	(26,854)	(8,942)
Cash Flows From Investing Activities
Purchase of property and equipment	(333)	(73)
Purchase of convertible notes	(2,000)	—
Net cash used in investing activities	(2,333)	(73)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	36	6
Proceeds from reverse recapitalization and PIPE financing, net	235,940	—
Proceeds from exercise of warrants	7,854	—
Payment of transaction costs related to reverse recapitalization	(20,651)	—
Payment of lease obligations	(19)	(238)
Proceeds from Series B-1 Preferred Stock, net of issuance costs	—	15,304
Net cash provided by financing activities	223,160	15,072
Effect of exchange rate changes on cash and cash equivalents	(35)	1,522
Net increase in cash	193,938	7,579
Cash and cash equivalents – beginning of the period	105,125	10,051
Cash and cash equivalents – end of the period	$299,063	$17,630

Supplemental Disclosures of Cash Flow Information:
Income taxes paid	1	860
Cash paid for interest	1	7
Reclassification of inventory costs	—	10,948
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Conversion of redeemable preferred stock into common stock in connection with the reverse recapitalization	182,034	—
Warrants assumed as part of reverse recapitalization	19,838	—
Actuarial gain on pension	550	232
Assets acquired on finance lease	—	27
Purchases of intangible assets recorded in accrued liabilities	—	116

Non-GAAP Financial Measure
We use adjusted EBITDA to complement our condensed consolidated statements of operations. Management believes that this non-GAAP financial measure complements our GAAP net income (loss) and such measure is useful to investors. The presentation of this non-GAAP measure is not meant to be considered in isolation or as an alternative to net income (loss) as an indicator of our performance.
The following table provides a reconciliation from non-GAAP adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended June 30,		Three Months Ended	Six Months Ended June 30,
	2022	2021		2022	2021
Net income (loss) (GAAP)	$(6,178)	$16,569		$(26,257)	$(12,426)
Non-GAAP Adjustments:
Interest income, net	(284)	(7)		(331)	(15)
Income tax expense	45	—		173	—
Depreciation and amortization	1,186	430		2,404	447
Stock-based compensation expense	6,661	243		15,863	250
Change in fair value of warrant liability	(15,592)	—		4,645	—
Transaction costs	—	—		20,586	—
Foreign exchange (gains) and losses	(45)	(601)		(56)	1,339
Change in fair value of derivative liability	—	(24,102)		—	—
Adjusted EBITDA (non-GAAP)	$(14,207)	$(7,468)		$17,027	$(10,405)
We present adjusted EBITDA, which is net income (loss) excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating income (loss), or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.
About Energy Vault
Energy Vault develops and deploys turnkey sustainable energy storage solutions designed to transform the world’s approach to utility-scale energy storage in realizing decarbonization while maintaining grid resiliency. The company’s proprietary energy management system and optimization software suite is technology agnostic in its ability to orchestrate various generation and energy storage resources to help utilities, independent power producers and large industrial energy users to significantly reduce their levelized cost of energy while maintaining power quality and grid reliability. Energy Vault’s EVx™ gravity energy storage system utilizes eco-friendly materials with the ability to integrate waste materials for beneficial re-use. Energy Vault is facilitating the shift to a circular economy while accelerating the clean energy transition for its customers. For additional information, please visit: www.energyvault.com